Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of September 7, 2014 (the “Amendment Date”) by and between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”) and Kenneth P. West (“Executive”).

RECITALS

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of September 6, 2011 (the “Employment Agreement”), which set forth the terms of Executive’s employment as Chief Financial Officer of the Company; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement to extend the term of Executive’s appointment as Chief Financial Officer of the Company, and to modify certain other provisions of the Employment Agreement, as described in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, intending to be legally bound, the parties agree as follows:

1.	Extension of Employment Term. Executive agrees to remain employed with the Company through for a period commencing on the Amendment Date, and ending on the third anniversary of the Amendment Date (such period, or until the Executive’s employment is earlier terminated pursuant to Section 7 of the Employment Agreement, the “Amended Employment Term”).

2.	Equity Compensation. In connection with the extension of the Executive’s Employment Term and consistent with Section 6 of the Employment Agreement, on the Amendment Date, Company shall grant the Executive:

a.	100,000 premium-priced, performance-vested options to purchase Stock (the “2014 Performance-Vested Options”) pursuant to the Performance Stock Option Agreement attached hereto as Exhibit A (the “2014 Performance Stock Option Agreement”). The 2014 Performance Stock Option Agreement shall provide that (w) 25,000 Performance-Vested Options shall be priced at $6 and shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $6, (x) 25,000 Performance-Vested Options shall be priced at $8 and shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $8, (y) 25,000 Performance-Vested Options shall be priced at $10 and shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $10, and (z) 25,000 Performance-Vested Options shall be priced at $12 and shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $12, in each case subject to the Executive remaining in continuous and active employment with the Company until such time. Notwithstanding the foregoing, the exercise price share of such 2014 Performance-Vested Options shall be no less than the Fair Market Value per share of the Common Stock on the grant date.

b.	120,000 performance-vested Restricted Stock Units representing the right to receive 120,000 shares of Stock (the “2014 Performance-Vested Restricted Stock Units”), pursuant to the Performance Restricted Stock Agreement attached hereto as Exhibit B (the “2014 Performance Restricted Stock Agreement”). The Performance Restricted Stock Agreement shall provide that (u) 30,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $5, (v) 30,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $6, (w) 15,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $8, (x) 15,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $10, (y) 15,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $12, and (z) 15,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Amended Employment Term has been at least $14, in each case subject to the Executive remaining in continuous and active employment with the Company until such time.

3.	Effect of Amendment. Except as expressly provided herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and shall be binding on the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of date first above written.

MARTHA STEWART LIVING		EXECUTIVE
OMNIMEDIA, INC.

By:	/s/ Daniel Dienst	/s/ Kenneth P. West

Name: Daniel Dienst	Kenneth P. West
Title: Chief Executive Officer

EXHIBIT A

MARTHA STEWART LIVING OMNIMEDIA, INC.

OMNIBUS STOCK AND OPTION COMPENSATION PLAN

NOTICE OF STOCK OPTION GRANT

Optionee:

Kenneth West

XXXXXXXX

XXXXXXXX

You have been granted an option (the “Option”) to purchase Common Stock of Martha Stewart Living Omnimedia, Inc. (the “Company”), as follows:

Date of Grant:	September 7, 2014

Exercise Price Per Share:	As to the Shares subject to this Option that vest on Milestone 6 (as defined below), $6.00; as to the Shares subject to this Option that vest on Milestone 8 (as defined below), $8.00; as to the Shares subject to this Option that vest on Milestone 10 (as defined below), $10.00; and as to the Shares subject to this Option that vest on Milestone 12 (as defined below), $12.00.

Total Number of Shares:	100,000

Total Exercise Price:	As to the Shares subject to this Option that vest on Milestone 6 (as defined below), $150,000; as to the Shares subject to this Option that vest on Milestone 8 (as defined below), $200,000; as to the Shares subject to this Option that vest on Milestone 10 (as defined below), $250,000; and as to the Shares subject to this Option that vest on Milestone 12 (as defined below), $300,000.

Type of Option:	☐ Incentive Stock Option

☒ Nonstatutory Stock Option

Expiration Date:	September 6, 2024

Vesting Schedule:	So long as your Service continues, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule:

(i)     25,000 of the Shares subject to this Option shall vest at such time as the trailing average closing price of the Common Stock of the Company during any thirty (30) consecutive days during the period beginning on September 7, 2014 and ending on September 7, 2017 (the “Performance Period”) has been at least equal to six (6) dollars (“Milestone 6”)

(ii)    25,000 of the Shares subject to this Option shall vest at such time as the trailing average closing price of the Common Stock of the Company during the Performance Period has been at least equal to eight (8) dollars (“Milestone 8”)

(iii)  25,000 of the Shares subject to this Option shall vest at such time as the trailing average closing price of the Common Stock of the Company during the Performance Period has been at least equal to ten (10) dollars (“Milestone 10”)

(iv)   25,000 of the Shares subject to this Option shall vest at such time as the trailing average closing price of the Common Stock of the Company during the Performance Period has been at least equal to twelve (12) dollars (“Milestone 12”)

Effect of Termination of Service:	If some or all of the Shares subject to this Option referred to in sections (i), (ii), (iii) and (iv) above do not vest in accordance with such sections, all of such Shares subject to this Option that do not vest as of September 7, 2017 shall be immediately forfeited and terminated without consideration.

Notwithstanding the foregoing, if your Service is terminated by the Company after the occurrence of a Change of Control (as such term is defined in the Plan, the employment agreement with the Company dated September 6, 2011, as amended (the “Employment Agreement”), or otherwise), the period for determining whether the performance conditions for vesting of any outstanding unvested Options have been satisfied shall be extended to the twelve (12) month anniversary of the Date of Termination, and any Options which satisfy the performance conditions during such twelve (12) month period shall be vested and settled within 30 days after the performance conditions have been satisfied.

Termination Period:	You may exercise this Option for 12 months after termination of your Service except as set forth in Section 4 of the Stock Option Agreement and in no event may you exercise this Option after the Expiration Date. You are responsible for keeping track of these exercise periods following a termination of your Service for any reason. The Company will not provide further notice of such periods.

Unless otherwise defined in this Notice of Stock Option Grant, the terms used herein shall have the meanings assigned to them in the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “Plan”).

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement, all of which are attached to, and made a part of, this document.

In addition, you agree and acknowledge that your rights to any Shares underlying this Option will be earned only as you provide Service over time, that this Option is not being granted to you as consideration for services you rendered to the Company (or any Parent, Subsidiary, or Affiliate) prior to your Date of Grant, and that nothing in this Notice of Stock Option Grant or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company (or any Parent, Subsidiary, or Affiliate) for any period of time, nor does it interfere in any way with your right or the Company’s (or any Parent’s, Subsidiary’s, or Affiliate’s) right to terminate that relationship at any time, for any reason, with or without cause.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

OPTIONEE:	MARTHA STEWART LIVING OMNIMEDIA, INC.

By:
Signature

Title:
Print Name

MARTHA STEWART LIVING OMNIMEDIA, INC.

OMNIBUS STOCK AND OPTION COMPENSATION PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named in the Notice of Stock Option Grant attached to this Stock Option Agreement (the “Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Company’s Omnibus Stock and Option Compensation Plan (the “Plan”), which is incorporated in this Stock Option Agreement (the “Agreement”) by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option. Notwithstanding the foregoing, even if designated as an Incentive Stock Option, if the Shares subject to this Option (and all other incentive stock options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option in accordance with applicable law.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule, Termination Period and Expiration Date set forth in the Notice, Section 4 below and with the applicable provisions of the Plan. This Option may not be exercised for a fraction of a share.

(b) Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of the Notice of Exercise attached hereto as Exhibit A or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Committee in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Shares.

(ii) As a condition to the exercise of this Option and as further set forth in Section 13 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax or withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with all applicable laws, rules and regulations, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the Company’s stockholders, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable laws, rules or regulations, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by applicable laws, rules or regulations. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares.

(iv) Subject to compliance with all applicable laws, rules and regulations, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate written notice of exercise accompanied by the Exercise Price and the satisfaction of any applicable withholding obligations.

3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee: (a) cash, (b) check, (c) Cashless Exercise, or (d) surrender of previously owned Shares.

4. Termination of Relationship. Following the date of termination of Optionee’s Service for any reason (the “Termination Date”), Optionee may exercise this Option only as set forth in the Notice and this Section 4. If Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, this Option shall terminate in its entirety. In no event may this Option be exercised after the Expiration Date set forth in the Notice. In the event of termination of Optionee’s Service other than as a result of Optionee’s Disability, death or for Cause, Optionee may, to the extent Optionee is vested in the Option Shares at the Termination Date, exercise this Option during the Termination Period set forth in the Notice. In the event of any other termination, Optionee may exercise this Option only as described below:

(a) Termination upon Disability of Optionee. In the event of termination of Optionee’s Service as a result of Optionee’s Disability, Optionee may, but only within 12 months from the Termination Date, exercise this Option to the extent Optionee is vested in the Option Shares.

(b) Death of Optionee. In the event of the death of Optionee while in Service or within 3 months following the termination of Optionee’s Service, this Option may be exercised at any time within 12 months following the date of death by any beneficiary properly designated by the Optionee or, if no such beneficiary exists, by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent Optionee is vested in the Option Shares.

(c) Termination for Cause. In the event Optionee’s Service is terminated for Cause, this Option shall terminate immediately upon such termination for Cause. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under this Option, including the right to exercise this Option, shall be suspended during the investigation period.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The designation of a beneficiary does not constitute a transfer. This Option may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

6. Authorization to Release Necessary Personal Information.

(a) Optionee hereby authorizes and directs Optionee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Optionee’s employment, the nature and amount of Optionee’s compensation and the facts and conditions of Optionee’s participation in the Plan (including, but not limited to, Optionee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Data may be transferred to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of this Option under the Plan or with whom shares acquired pursuant to this Option or cash from the sale of shares underlying this Option may be deposited. Optionee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Optionee’s residence. Furthermore, Optionee acknowledges and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties is necessary for Optionee’s participation in the Plan.

(b) Optionee may at any time withdraw the consents herein by contacting Optionee’s local human resources representative in writing. Optionee further acknowledges that withdrawal of consent may affect Optionee’s ability to exercise or realize benefits from this Option, and Optionee’s ability to participate in the Plan.

7. No Entitlement or Claims for Compensation.

(a) Optionee’s rights, if any, in respect of or in connection with this Option or any other Award is derived solely from the discretionary decision of the Company to permit Optionee to participate in the Plan and to benefit from a discretionary Award. By accepting this Option, Optionee expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to Optionee. This Option is not intended to be compensation of a continuing or recurring nature, or part of Optionee’s normal or expected compensation, and in no way represents any portion of a Optionee’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b) Neither the Plan nor this Option or any other Award granted under the Plan shall be deemed to give Optionee a right to become or remain an Employee, Consultant or director of the Company, a Parent, a Subsidiary, or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate Optionee’s Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and Optionee shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Option or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(c) Optionee acknowledges that he or she is voluntarily participating in the Plan.

(d) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value, the Option will have no value. If Optionee exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

8. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

9. Translation. If this Agreement or any other document related to the Plan is translated into a language other than English and if the translated version is different from the English version, the English version will take precedence.

10. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to this Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

11. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement, together with the Notice and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed or, if permitted by the Company, electronically accepted, by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at its principal corporate offices and to Optionee at the address maintained for Optionee in the Company’s records.

(e) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Optionee under this Agreement may not be assigned without the prior written consent of the Company.

EXHIBIT A

NOTICE OF EXERCISE

To:	Martha Stewart Living Omnimedia, Inc.
Attn:	Administrator of the Omnibus Stock and Option Compensation Plan
Subject:	Notice of Intention to Exercise Stock Option

This Notice of Exercise constitutes official notice that the undersigned intends to exercise Optionee’s option to purchase              shares of Martha Stewart Living Omnimedia, Inc. Common Stock, under and pursuant to the Company’s Omnibus Stock and Option Compensation Plan (the “Plan”) and the Notice of Stock Option Grant and Stock Option Agreement (the “Agreement”) dated             , as follows:

Number of Shares:

Exercise Price per Share:

Total Exercise Price:

Method of Payment of Exercise Price:

The shares should be registered in the name (s) of:

and

.[1]

By signing below, I hereby agree to be bound by all of the terms and conditions set forth in the Plan and the Agreement. If applicable, proof of my right to purchase the shares pursuant to the Plan and the Agreement is enclosed.2

Dated:

(Signature)	(Signature)[3]

(Please Print Name)	(Please Print Name)

(Full Address)	(Full Address)

[1]	If more than one name is listed, please specify whether the owners will hold the shares as community property or as joint tenants with the right of survivorship.
[2]	Applicable if someone other than the Optionee (e.g., a death beneficiary) is exercising the stock option.
[3]	Each person in whose name shares are to be registered must sign this Notice of Exercise.

EXHIBIT B

MARTHA STEWART LIVING OMNIMEDIA, INC.

OMNIBUS STOCK AND OPTION COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”) is made and entered into as of September 7, 2014 by and between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”), and Kenneth West pursuant to the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan, which is attached to, and made a part of, this Agreement. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1. Restricted Stock Units. Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company, 120,000 stock units, each of which is a bookkeeping entry representing the equivalent in value of one (1) Share (the “Restricted Stock Units”), on the terms and conditions set forth herein and in the Plan.

2. Vesting of Restricted Stock Units.

(a) So long as your Service continues, the Restricted Stock Units shall vest in accordance with the following schedule (each date specified being a “Vesting Date”):

(i) 30,000 Restricted Stock Units shall vest at such time as the trailing average closing price of the Common Stock of the Company during any thirty (30) consecutive days during the period beginning on September 7, 2014 and ending on September 7, 2017 (the “Performance Period”) has been at least equal to five (5) dollars.

(ii) 30,000 Restricted Stock Units shall vest at such time as the trailing average closing price of the Common Stock of the Company during any thirty (30) consecutive days during the Performance Period has been at least equal to six (6) dollars.

(iii) 15,000 Restricted Stock Units shall vest at such time as the trailing average closing price of the Common Stock of the Company during any thirty (30) consecutive days during the Performance Period has been at least equal to eight (8) dollars.

(iv) 15,000 Restricted Stock Units shall vest at such time as the trailing average closing price of the Common Stock of the Company during any thirty (30) consecutive days during the Performance Period has been at least equal to ten (10) dollars.

(v) 15,000 Restricted Stock Units shall vest at such time as the trailing average closing price of the Common Stock of the Company during any thirty (30) consecutive days during the Performance Period has been at least equal to twelve (12) dollars.

(vi) 15,000 Restricted Stock Units shall vest at such time as the trailing average closing price of the Common Stock of the Company during any thirty (30) consecutive days during the Performance Period has been at least equal to fourteen (14) dollars.

(b) If all of the Restricted Stock Units referred to in subsections (a)(i)-(vi), above do not vest in accordance with such subsections, all of such Restricted Stock Units that do not vest as of September 7, 2017 shall be immediately forfeited without consideration. Notwithstanding the foregoing, and subject to the provisions of Section 9(e) of the employment agreement with the Company dated September 6, 2011, as amended (the “Employment Agreement”),

(i) if your Service is terminated by the Company after the occurrence of a Change of Control (as such term is defined in the Plan, the Employment Agreement, or otherwise), the period for determining whether the performance conditions for vesting of any outstanding unvested Restricted Stock Units have been satisfied shall be extended to the twelve (12) month anniversary of the Date of Termination, and any Restricted Stock Units which satisfy the performance conditions during such twelve (12) month period shall be vested and settled within 30 days after the performance conditions have been satisfied.

(c) Payments, if any, shall be made as soon as practicable after the applicable Vesting Date, but in any event no later than 30 days following the Vesting Date.

3. Termination of Service. Unless otherwise set forth above, in the event of the termination of your Service for any reason, all unvested Restricted Stock Units shall be immediately forfeited without consideration.

4. Settlement of Restricted Stock Units. Restricted Stock Units shall be settled in Shares, provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until such issuance otherwise complies with all applicable law. Prior to the time the Restricted Stock Units are settled, you will have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company.

5. Withholding Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable tax obligations that arise in connection with the Restricted Stock Units which, at the sole discretion of the Committee, may include (i) having the Company withhold Shares from the settlement of the Restricted Stock Units, or (ii) any other arrangement approved by the Company, in either case, equal in value to the amount necessary to satisfy any such tax obligations. Absent any arrangements to the contrary, the Company may withhold Shares from the settlement of the Restricted Stock Units to satisfy the applicable tax withholding obligations hereunder.

6. Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY RESTRICTED STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

7. Non-Transferability of Restricted Stock Units. The Restricted Stock Units shall not be transferable other than by will or the laws of descent and distribution. The designation of a beneficiary or entry into a will or similar arrangement does not constitute a transfer. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

8. Restriction on Transfer. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Restricted Stock Units have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates, if any, and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

9. Stock Certificate Restrictive Legends. Stock certificates evidencing the Shares issued pursuant to the Restricted Stock Units, if any, may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

10. Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Shares issued pursuant to the Restricted Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

11. Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a stockholder of the Company unless and until the Restricted Stock Units are settled.

12. Authorization to Release Necessary Personal Information. You hereby authorize and direct your employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding your employment, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all Awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of this Restricted Stock Unit under the Plan or with whom shares acquired pursuant to this Restricted Stock Unit or cash from the sale of such shares may be deposited. You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties is necessary for your participation in the Plan. You may at any time withdraw the consents herein by contacting your local human resources representative in writing. You further acknowledge that withdrawal of consent may affect your ability to realize benefits from this Restricted Stock Unit, and your ability to participate in the Plan.

13. No Entitlement or Claims for Compensation.

(a) Your rights, if any, in respect of or in connection with this Restricted Stock Unit or any other Award is derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By accepting this Restricted Stock Unit, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you. This Restricted Stock Unit is not intended to be compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represents any portion of a your salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b) Neither the Plan nor this Restricted Stock Unit or any other Award granted under the Plan shall be deemed to give you a right to become or remain an Employee, Consultant or director of the Company, a Parent, a Subsidiary, or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and you shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Restricted Stock Unit or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

14. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at its principal corporate offices and to you at the address maintained for you in the Company’s records.

15. Entire Agreement; Enforcement of Rights. This Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

16. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

17. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

18. Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of you under this Agreement may not be assigned without the prior written consent of the Company.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Restricted Stock Unit under the Plan and participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20. Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

21. Acceptance of Agreement. You must expressly accept the terms and conditions of your Restricted Stock Unit as set forth in this Agreement by signing and returning this Agreement to the Company within 90 days after the Company sends this Agreement to you. If you do not accept your Restricted Stock Unit in the manner instructed by the Company, your Restricted Stock Unit will be subject to cancellation.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

23. Section 409A. The intent of the parties is that payments and benefits under this Agreement are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) under the short-term deferral exception thereunder and, accordingly, to the maximum extent permitted, all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each payment hereunder shall be treated as a separate payment to the maximum extent permissible under Section 409A.

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(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this             day of             , 2014.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:
(Signature)

Name:

Title:

RECIPIENT:

By:
(Signature)

Address:

Telephone Number:

E-mail Address: